Exhibit 99.1

Company Contact: Cleantech Solutions International, Inc. Mr. Adam Wasserman, Chief Financial Officer E-mail: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Investor Relations Contact: CCG Investor Relations Ms. Elaine Ketchmere, CFA Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

For Immediate Release

Cleantech Solutions International Becomes Certified Supplier to

China’s Oil and Natural Gas Industry

WUXI, Jiangsu, China, May 22, 2013 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries and dyeing and finishing equipment to the textile industry, today announced that it has become a certified supplier of components to China Petroleum and Chemical Corporation (Sinopec) and China National Petroleum Corporation (CNPC).

In May 2013, the Company delivered protoypes to Sinopec and CNPC of forged flanges and pipes, which are components used in oil and natural gas onshore and offshore drilling and refinery equipment.  The Company’s subsidiary, Wuxi Fulland Wind Energy Equipment Co., Ltd., has also received the necessary third party certifications, stating that its flanges and pipes are in conformity with the applicable standards in regard to axis shape, circular shape, tubular shape and forging processing.

“China’s oil and natural gas industry is a new end market for our Company with favorable prospects for growth.  As a certified supplier, we are able to market our components to the subsidiary companies of Sinopec and CNPC throughout China,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We are hopeful that our marketing efforts in this area will contribute to our financial results beginning in the third quarter of 2013.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release, including the ability of the Company to derive revenue from or to generate meaningful profit margins from the sale of the products described in this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 31, 2013.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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